EXHIBIT 5.1

November 19, 2008

SLM Corporation

12061 Bluemont Way

Reston, Virginia 20190

Ladies and Gentlemen:

I am Senior Vice President and Deputy General Counsel of SLM Corporation (the “Corporation”) and, as such, I have acted as counsel for the Corporation in the preparation of a prospectus filed with the Securities and Exchange Commission, which prospectus is part of our Registration Statement on Form S-3 (No. 333-            ) (collectively, the “Registration Statement”), in connection with the proposed offer and sale of the following securities from time to time (the “Securities”) of the Corporation: (i) debt securities (the “Debt Securities”), (ii) preferred stock, no par value (the “Preferred Stock”), (iii) common stock, par value .20 per share (the “Common Stock”), of the Corporation, and (iv) warrants to purchase Debt Securities, Preferred Stock, or Common Stock; warrants or other rights relating to foreign currency exchange rates; the purchase or sale of debt securities of, or guaranteed by, the United States government or its agencies, units of a stock index or stock basket or a commodity or a unit of a commodity index (collectively, the “Warrants”). The Securities may be offered separately or as part of units with other Securities, in separate series, in amounts, at prices, and on terms to be set forth in the prospectus and one or more supplements to the prospectus (collectively, the “Prospectus”) constituting a part of the Registration Statement, in the Registration Statement and in any free writing prospectus, as applicable.

The Debt Securities are to be issued under either (i) an Indenture dated October 1, 2000, as amended, between the Corporation and The Bank of New York Mellon, as successor to JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank (the “Chase Indenture”), filed with the Securities and Exchange Commission as Exhibit 4.1 to the Registration Statement or (ii) the Chase Indenture, as supplemented by the Fourth Supplemental Indenture, dated as of January 16, 2003, an Amended Fourth Supplemental Indenture, dated as of December 17, 2004, and a Second Amended Fourth Supplemental Indenture, dated as of July 22, 2008, between the Corporation and Deutsche Bank Trust Company Americas Bank (collectively the “Deutsche Indentures” and together with the Chase Indenture, collectively called, the “Indentures”), filed with the Securities and Exchange Commission as Exhibits 4.2, 4.3 and 4.4 to the Registration Statement. Each series of Preferred Stock is to be issued under the Certificate of Incorporation, as amended, (the “Certificate of Incorporation”) of the Corporation and a certificate of designations (a “Certificate of Designations”) to be approved by the board of directors of the Corporation or a committee thereof and filed with the Secretary of State of the State of Delaware (the “Delaware Secretary of State”) in accordance with section 151 of the General Corporation Law of the State of Delaware. The Common Stock is to be issued under the Certificate of Incorporation. The Warrants are to be issued under a warrant agreement in the form to be filed with the Securities and Exchange Commission, with appropriate insertions (the “Warrant Agreement”), to be entered into by the Corporation and a warrant agent to be named by the Corporation. Certain terms of the Securities to be issued by the Corporation from time to time will be approved by the Board of Directors of the Corporation or a committee thereof or certain authorized officers of the Corporation as part of the corporate action taken and to be taken (the “Corporate Proceedings”) in connection with issuance of the Securities.

I have examined or am otherwise familiar with the Certificate of Incorporation, the By-Laws of the Corporation, as amended, the Registration Statement, such of the Corporate Proceedings as have occurred as of the date hereof, and such other documents, records, and instruments as I have deemed necessary or appropriate of the purposes of this opinion.

Based on the foregoing, I am of the opinion that (i) each Indenture is the legal, valid, and binding obligations of the Corporation, (ii) upon the execution and delivery of the Warrant Agreement, if applicable, the completion of all required Corporate Proceedings, and the execution, issuance, and delivery, and the authentication by a duly appointed trustee, of the Debt Securities and the Warrants, respectively, pursuant to such agreements, such Warrant Agreement, and any Debt Securities issuable under the Indenture will be legal, valid, and binding obligations of the Corporation, (iii) upon the authorization, execution, acknowledgment, delivery, and filing with, and recording by, the Delaware Secretary of State of the applicable Certificate of Designations, the completion of all required Corporate Proceedings and the execution, issuance and delivery of the Preferred Stock pursuant to such Certificate of Designations, the Preferred Stock will be duly and validly authorized and issued, fully paid, and nonassessable; and (iv) upon the authorization of issuance of the Common Stock, the completion of all required Corporate Proceedings, and the execution, issuance, and delivery of the Common Stock, the Common Stock will be duly and validly authorized and issued, fully paid, and nonassessable; except in each case as enforcement of provisions of such instruments and agreements may be limited by bankruptcy or other laws of general application affecting the enforcement of creditors’ rights and by general equity principles. The foregoing opinions assume that (a) the consideration designated in the applicable Corporate Proceedings for any Preferred Stock or Common Stock shall have been received by the Corporation in accordance with applicable law; (b) each Indenture and Warrant Agreement shall have been duly authorized, executed, and delivered by all parties thereto other than the Corporation; (c) the Registration Statement shall have become effective under the Securities Act and will continue to be effective; (d) each Indenture shall have become duly qualified under the Trust Indenture Act of 1939, as amended; and (e) that, at the time of the authentication and delivery of the Securities, the Corporate Proceedings related thereto will not have been modified or rescinded, there will not have occurred any change in the law affecting the authorization, execution, delivery, validity or enforceability of such Securities, none of the particular terms of such Securities will violate any applicable law and neither the issuance and sale thereof nor the compliance by the Corporation with the terms thereof will result in a violation of any agreement or instrument then binding upon the Corporation or any order of any court or governmental body having jurisdiction over the Corporation.

I have also assumed (a) the accuracy and truthfulness of all public records of the Corporation and of all certifications, documents and other proceedings examined by me that have been produced by officials of the Corporation acting within the scope of their official capacities, without verifying the accuracy or truthfulness of such representations, and (b) the genuineness of such signatures appearing upon such public records, certifications, documents and proceedings. I express no opinion as to the laws of any jurisdiction other than the laws of the Commonwealth of Virginia, the General Corporation Law of the State of Delaware, and the federal laws of the United States of America. I express no opinion as to whether, or the extent to which, the laws of any particular jurisdiction apply to the subject matter hereof, including, without limitation, the enforceability of the governing law provision contained in the Indentures and the Warrant Agreement (the “Agreements”). Because the governing law provision of the Agreements may relate to the law of a jurisdiction as to which I express no opinion, the opinion set forth in clause (a) of the preceding paragraph are given as if the law of the Commonwealth of Virginia governs the Agreements.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement (and all further amendments, including any post-effective amendments thereto) and to being named in the Prospectus included therein under the caption “Legal Matters” with respect to the matters stated therein without implying or admitting that I am an “expert” within the meaning of the Securities Act, or other rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement, including this exhibit.

Very truly yours,

/s/ MARK L. HELEEN
Mark L. Heleen
Senior Vice President and Deputy General Counsel